UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2019

FS KKR Capital Corp.

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSK	New York Stock Exchange

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS KKR Capital Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 14, 2019. As of April 22, 2019, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 523,300,626 shares of common stock were eligible to be voted in person or by proxy. Of the eligible shares of common stock to be voted, 239,444,243 were voted in person or by proxy at the Annual Meeting. Stockholders were asked to consider and act upon the following proposals, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2019:

●	Proposal No. 1 – to elect the following individuals as Class C Directors, each of whom has been nominated for election for a three year term expiring at the 2022 annual meeting of the stockholders: (a) Barbara Adams, (b) Frederick Arnold, (c) Michael C. Forman and (d) Jerel A. Hopkins (the “Director Proposal”);

●	Proposal No. 2 – to approve the application of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940, as amended, to the Company, which would permit the Company to increase the maximum amount of leverage that it is permitted to incur by reducing the asset coverage requirement applicable to the Company from 200% to 150% (the “Leverage Proposal”); and

●	Proposal No. 3 – to approve a proposal to allow the Company in future offerings to sell its shares below net asset value per share in order to provide flexibility for future sales (the “Share Issuance Proposal”).

All director nominees listed in the Director Proposal were elected by the Company’s stockholders at the Annual Meeting.  The votes for, votes withheld and broker non-votes for each director nominee are set forth below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Barbara Adams	229,708,442	9,735,801	0
Frederick Arnold	229,362,353	10,081,890	0
Michael C. Forman	228,612,668	10,831,575	0
Jerel A. Hopkins	229,103,013	10,341,230	0

The Leverage Proposal received the requisite number of votes to pass at the Annual Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
179,670,167	50,094,857	9,679,219	0

On June 14, 2019, the Company adjourned the Annual Meeting with respect to the Share Issuance Proposal to permit additional time to solicit stockholder votes for such proposal. The reconvened meeting (the “Reconvened Meeting”) will be held on July 16, 2019 at 1:00 p.m., Eastern Time, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. Valid proxies submitted prior to the Annual Meeting will continue to be valid for the Reconvened Meeting, unless properly changed or revoked prior to votes being taken at the Reconvened Meeting. The record date of April 22, 2019 will remain the same for the Reconvened Meeting.

Item 8.01	Other Events.

Commencing on June 15, 2019, the first date after the stockholders approved the Leverage Proposal, the Company will be required to maintain asset coverage for its senior securities of 150% (i.e. $2 of debt for investment purposes outstanding for each $1 of investor equity) rather than 200% (i.e. $1 of debt for investment purposes outstanding for each $1 of investor equity), which would permit the Company to increase the maximum amount of leverage that it is permitted to incur.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp.

Date: June 14, 2019	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel